Investor Relations Contact:
Brian Ritchie - FD
212-850-5683
brian.ritchie@fd.com

Media Contact:
Irma Gomez-Dib - FD
212-850-5761
irma.gomez-dib@fd.com

Press Release

INSMED ANNOUNCES FIRST QUARTER 2010 FINANCIAL RESULTS

RICHMOND, VA. May 6, 2010 - Insmed Inc. (Nasdaq CM: INSM), a biopharmaceutical company, today reported results for the first quarter ended March 31, 2010.

Total revenues for the first quarter ended March 31, 2010 were $1.9 million, as compared to $2.4 million for the corresponding period in 2009. The $441,000 decline in revenue was due to the receipt of $272,000 in grant revenue for the Myotonic Muscular Dystrophy (“MMD”) trial in the first quarter of 2009, $143,000 in lower cost recovery in the most recent quarter from our Expanded Access Program (“EAP”) for IPLEX™ in the treatment of Amyotrophic Lateral Sclerosis (“ALS”) in Italy and $26,000 in lower income from a long standing TGF-beta royalty which expired in the current quarter.

Net income for the first quarter of 2010 was $118,000; break even on a per share basis, compared with net income of $117.8 million, or $0.96 per share, reported in the first quarter of 2009.  The $117.7 million change in net income was primarily due to the $125.0 million after tax gain on sale of our follow-on biologics (“FOB”) assets to Merck in March 2009, together with, in the most recently completed quarter, an overall reduction of $7.1 million in operating expenses, a $374,000 improvement in investment income and a $214,000 reduction in interest expense, which was partially offset by the $441,000 reduction in revenues noted above.

The $7.1 million reduction in total expenses resulted from a $5.2 million reduction in research and development expenses (“R&D expenses”) and a $1.9 million decline in selling, general and administrative expenses (“SG&A Expenses”). The lower R&D expenses reflected the elimination of manufacturing expenses following the sale of our FOB assets in March 2009, while the reduced SG&A expenses were principally due to the recognition of stock compensation expense for the restricted stock and restricted stock units that occurred during the first quarter of 2009 in connection with the sale of our FOB assets.

Investment income for the 2010 first quarter was $397,000. This was an increase of $374,000 over the corresponding quarter of 2009; due to a significantly higher invested cash balance.  Interest expense of $28,000 was $214,000 lower than the same quarter in 2009 due to a decrease in the debt discount amortization resulting from the lower average balance of the 2005 convertible notes, which began repayment in March 2008 and were fully repaid in March 2010.

As of March 31, 2010, the Company had total cash, cash equivalents and short-term investments on hand of $124.6 million, made up of $103.1 million in short term investments, $19.4 million in cash and cash equivalents and $2.1 million in a certificate of deposit.  This compares to $124.3 million as of December 31, 2009.  The $0.3 million increase in cash, cash equivalents and short-term investments was due primarily to a $0.3 million improvement in unrealized gain on investments, as the net cash produced from operating activities of $0.2 million was fully offset by the $0.2 million final payment of our 2005 convertible notes.

Conference Call

To participate in today’s live 8:30 AM ET conference call, please dial 866-783-2145 (U.S. callers) or 857-350-1604 (international), and provide passcode 75374293.  A live webcast of the call will also be available at:
http://phx.corporate-ir.net/playerlink.zhtml?c=122332&s=wm&e=3029084. Please allow extra time prior to the webcast to register, download and install any necessary audio software.

The webcast will be archived for 30 days, and a telephone replay of the call will be available for seven days, beginning at 12:30 PM ET on May 6th, at 888-286-8010 (U.S. callers) or 617-801-6888 (international), using passcode 34687143.

About Insmed

Insmed Inc. is a biopharmaceutical company with unique protein development experience and a proprietary protein platform aimed at niche markets with unmet medical needs.  For more information, please visit http://www.insmed.com.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements in this release, including statements relating to business strategies, plans and objectives of management and our strategic review process, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements.  The risks and uncertainties include, without limitation, we may be unsuccessful in identifying or reaching agreement with acquisition or merger candidates our expenses may be higher than anticipated and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009.  Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release.  We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events

INSMED INCORPORATED
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31,	December 31,
	2010	2009

Assets
Current assets:
Cash and cash equivalents	$19,364	$12,740
Short-term investments	103,147	109,441
Income tax receivable	2,023	2,023
Accounts receivable, net	189	245
Prepaid expenses	82	159
Total current assets	124,805	124,608

Long-term assets:
Certificate of deposit	2,085	2,085
Deferred financing costs, net	-	2
Total long-term assets	2,085	2,087

Total assets	$126,890	$126,695

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$433	$312
Accrued project costs & other	1,196	1,150
Payroll liabilities	225	580
Interest payable	-	1
Deferred rent	132	132
Deferred revenue	477	398

Convertible debt	-	231
Debt discount	-	(23)
Net convertible debt	-	208

Total liabilities	2,463	2,781

Stockholders' equity :
Common stock; $.01 par value; authorized shares 500,000,000; issued and outstanding shares, 130,208,099 in 2009 and 122,494,010 in 2008	1,302	1,302
Additional paid-in capital	350,308	350,243
Accumulated deficit	(227,958)	(228,076)
Accumulated other comprehensive gain:
Unrealized gain on investment	775	445
Net stockholders' equity	124,427	123,914

Total liabilities and stockholders' equity	$126,890	$126,695

INSMED INCORPORATED
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2010	2009

Royalties	$2	$28
Grant revenue	-	272
Other expanded access program income, net	1,927	2,070
Total revenues	1,929	2,370

Operating expenses:
Research and development	642	5,868
Selling, general and administrative	1,538	3,449
Total expenses	2,180	9,317

Operating loss	(251)	(6,947)

Investment income	397	23
Interest expense	(28)	(242)
Gain on sale of asset, net	-	127,755
Income before taxes	118	120,589

Income tax expense	-	2,794

Net income	$118	$117,795

Basic net income per share	$0.00	$0.96

Shares used in computing basic net income per share	130,208	122,522

Diluted net income per share	$0.00	$0.96

Shares used in computing diluted net income per share	130,551	122,698

INSMED INCORPORATED
Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended
	March 31,
	2010	2009
Operating activities
Net income	$118	$117,795
Adjustments to reconcile net income to net cash
(used in) provided by operating activities:
Depreciation and amortization	25	205
Stock based compensation expense	65	1,439
Gain on sale of asset, net	-	(127,755)
Changes in operating assets and liabilities:
Accounts receivable	56	8
Prepaid expenses	77	44
Accounts payable	121	1,390
Accrued project costs & other	46	(141)
Payroll liabilities	(355)	4,595
Income tax liability	-	2,794
Deferred rent	-	(65)
Deferred revenue	79	(70)
Restricted stock unit liability	-	(113)
Asset retirement obligation	-	(2,217)
Interest payable	(1)	(3)
Net cash provided by (used in) operating activities	231	(2,094)

Investing activities
Cash received from asset sale	-	127,755
Sales of short-term investments	26,393	-
Purchases of short-term investments	(19,769)	-
Net cash provided by investing activities	6,624	127,755

Financing activities
Repayment of convertible notes	(231)	(553)
Certificate of deposits	-	10
Other	-	25
Net cash used in financing activities	(231)	(518)

Increase in cash and cash equivalents	6,624	125,143
Cash and cash equivalents at beginning of period	12,740	2,397

Cash and cash equivalents at end of period	$19,364	$127,540

Supplemental information
Cash paid for interest	$3	$38